Exhibit 99.1

CONTACTS:	Dennis M. Oates	Michael D. Bornak	June Filingeri
	Chairman,	VP Finance, CFO	President
	President and CEO	and Treasurer	Comm-Partners LLC
	(412) 257-7609	(412) 257-7606	(203) 972-0186

FOR IMMEDIATE RELEASE

UNIVERSAL STAINLESS POSTS STRONG SECOND QUARTER 2014 RESULTS

•	Net Sales of $52.3 Million Increase 12% Sequentially and 22% from 2013 Second Quarter

•	Gross Margin Improves to 16% of Sales; Operating Income is $3.2 Million

•	Net Income Totals $1.4 Million or $0.20 per Diluted Share

•	Second Quarter Backlog Rises to $61.0 Million

BRIDGEVILLE, PA, July 31, 2014 – Universal Stainless & Alloy Products, Inc. (Nasdaq: USAP) today reported that net sales for the second quarter of 2014 were $52.3 million, an increase of 12% from the first quarter of 2014 and 22% higher than the second quarter of 2013. Sales of premium alloy products rose to $4.3 million, an increase of 58% sequentially and more than double their level in the second quarter of 2013. Premium alloy products represented 8% of total net sales in the 2014 second quarter.

Compared with the first quarter of 2014, sales to the aerospace market increased 13%, power generation sales were up 21%, oil and gas market sales increased 27%, while heavy equipment market sales were lower by 7%. On a tons shipped basis, aerospace shipments increased 3% from the first quarter of 2014, power generation shipments were up 25%, shipments to the oil and gas market were level, and heavy equipment market shipments were lower by 9%. The Company’s backlog (before surcharges) has increased 30% from the start of this year to $61.0 million at the end of the second quarter.

The Company’s gross margin for the second quarter of 2014 continued to show strong improvement, reaching $8.4 million, or 16.1% of sales, compared with $6.1 million, or 13.0% of sales, in the first quarter of 2014, and $5.3 million, or 12.4% of sales, in the second quarter of 2013.

Operating income for the second quarter of 2014 was $3.2 million, which is more than double operating income of $1.4 million in the first quarter of 2014, and up more than seven-fold from operating income of $0.4 million in the second quarter of 2013.

The Company reported net income of $1.4 million, or $0.20 per diluted share, for the second quarter of 2014. That compares with a net loss of $0.5 million, or $0.07 per diluted share, in the first quarter of 2014, which included $0.12 of state tax charges, and net income of $0.5 million, or $0.06 per diluted share, in the second quarter of 2013, including $0.11 of tax benefits.

For the first six months of 2014, net sales increased 8% to $99.0 million compared with net sales of $92.0 million in the same period of 2013. Net income for the first six months of 2014 increased to $1.0 million, or $0.13 per diluted share, compared to net income of $0.5 million, or $0.06 per diluted share, in the first six months of 2013.

For the second quarter of 2014, the Company used $1.8 million in cash from operations for investment in working capital to support increased sales activity and operating levels. At June 30, 2014, total debt was $91.8 million, an increase of 4% from the end of the first quarter of 2014, largely as a result of the higher activity levels; however, total debt was lower by 11% from the second quarter of 2013. Debt to total capitalization was 31.5% at the end of the 2014 second quarter.

Chairman, President and CEO Dennis Oates commented: “Increasing demand in the aerospace market, which represents nearly 60% of our sales, was the main driver of the continued improvement in our second quarter performance, which also benefited from increased sales to the power generation and oil and gas markets. Premium product sales reached 8% of total sales, as we continued to execute our plan to move toward more advanced alloys. The favorable shift in our product mix combined with solid manufacturing activity levels, improved yields, lower scrap rates, and better matching of surcharges to material costs, all contributed to the strong step-up in our gross margin for the quarter.

“With the recent approvals received from GE Aviation, which completed our certification by three of the world’s largest aircraft engine manufacturers, we have entered the third quarter on a positive footing.”

Webcast

The Company has scheduled a conference call for today, July 31, at 10:00 a.m. (Eastern) to discuss second quarter 2014 results. A simultaneous webcast will be available on the Company’s website at www.univstainless.com, and thereafter archived on the website through the end of the third quarter of 2014.

About Universal Stainless & Alloy Products, Inc.

Universal Stainless & Alloy Products, Inc., headquartered in Bridgeville, PA, manufactures and markets semi-finished and finished specialty steels, including stainless steel, nickel alloys, tool steel and certain other alloyed steels. The Company’s products are used in a variety of industries, including aerospace, power generation, oil and gas, and heavy equipment manufacturing. Established in 1994, the Company, with its experience, technical expertise, and dedicated workforce, stands committed to providing the best quality, delivery, and service possible. More information is available at www.univstainless.com.

Forward-Looking Information Safe Harbor

Except for historical information contained herein, the statements in this release are forward-looking statements that are made pursuant to the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to differ materially from forecasted results. Those risks include, among others, the concentrated nature of the Company’s customer base to date and the Company’s dependence on its significant customers; the receipt, pricing and timing of future customer orders; changes in product mix; the limited number of raw material and energy suppliers and significant fluctuations that may occur in raw material and energy prices; risks related to property, plant and equipment, including the Company’s reliance on the continuing operation of critical manufacturing equipment; risks associated with labor matters; the Company’s ongoing requirement for continued compliance with laws and regulations, including applicable safety and environmental regulations; the ultimate outcome of the Company’s current and future litigation and matters; risks related to acquisitions that the Company may make; and the impact of various economic, credit and market risk uncertainties. Many of these factors are not within the Company’s control and involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to be materially different from any future performance suggested herein. Any unfavorable change in the foregoing or other factors could have a material adverse effect on the Company’s business, financial condition and results of operations. Further, the Company operates in an industry sector where securities values may be volatile and may be influenced by economic and other factors beyond the Company’s control. Certain of these risks and other risks are described in the Company’s filings with the Securities and Exchange Commission (SEC) over the last 12 months, copies of which are available from the SEC or may be obtained upon request from the Company.

- TABLES FOLLOW -

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

FINANCIAL HIGHLIGHTS

(Dollars in thousands, except share and per share information)

(Unaudited)

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Net Sales
Stainless steel	$42,045	$32,193	$78,672	$67,670
High-strength low alloy steel	3,451	3,865	7,246	10,458
Tool steel	3,389	5,118	7,061	10,102
High-temperature alloy steel	1,795	805	3,015	2,075
Conversion services and other sales	1,629	906	2,982	1,717

Total net sales	52,309	42,887	98,976	92,022
Cost of products sold	43,899	37,579	84,506	82,068

Gross margin	8,410	5,308	14,470	9,954
Selling, general and administrative expenses	5,169	4,869	9,797	9,348

Operating income	3,241	439	4,673	606
Interest expense	(882)	(756)	(1,580)	(1,330)
Deferred financing amortization	(160)	(81)	(325)	(196)
Other (expense) income, net	(1)	35	3	63

Income (loss) before income taxes	2,198	(363)	2,771	(857)
Provision (benefit) for income taxes	749	(841)	1,821	(1,375)

Net income	$1,449	$478	$950	$518

Net income per common share - Basic	$0.21	$0.07	$0.14	$0.07

Net income per common share - Diluted	$0.20	$0.06	$0.13	$0.06

Weighted average shares of common stock outstanding
Basic	7,031,041	6,940,831	7,022,983	6,934,182
Diluted	7,110,761	7,485,405	7,112,093	7,494,125

MARKET SEGMENT INFORMATION

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Net Sales
Service centers	$34,971	$29,103	$63,762	$61,612
Forgers	7,080	4,433	13,462	11,062
Rerollers	4,627	5,578	10,852	11,080
Original equipment manufacturers	4,002	2,867	7,918	6,551
Conversion services and other sales	1,629	906	2,982	1,717

Total net sales	$52,309	$42,887	$98,976	$92,022

Tons shipped	9,921	8,559	19,246	18,185

MELT TYPE INFORMATION

	Three months ended		Six months ended
	June 30,		June 30,
	2014	2013	2014	2013
Net Sales
Specialty alloys	$46,424	$40,097	$89,040	$86,219
Premium alloys *	4,256	1,884	6,954	4,086
Conversion services and other sales	1,629	906	2,982	1,717

Total net sales	$52,309	$42,887	$98,976	$92,022

END MARKET INFORMATION **

	Three months ended		Six months ended
	June 30,		June 30,
	2014	2013	2014	2013
Net Sales
Aerospace	$30,190	$24,990	$56,897	$50,725
Power generation	6,552	4,531	11,967	10,290
Oil & gas	5,406	4,484	9,655	10,776
Heavy equipment	3,697	5,518	7,656	11,034
General industrial, conversion services and other sales	6,464	3,364	12,801	9,197

Total net sales	$52,309	$42,887	$98,976	$92,022

*	Premium alloys represent all vacuum induction melted (VIM) products.
**	The majority of our products are sold to service centers/processors rather than the ultimate end market customers. The end market information in this press release is our estimate based upon our knowledge of our customers and the grade of material sold to them, which they will in-turn sell to the ultimate end market customer.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2014	2013
Assets
Cash	$165	$307
Accounts receivable, net	31,924	21,447
Inventory, net	96,250	82,593
Deferred income taxes	8,440	13,042
Other current assets	3,863	3,906

Total current assets	140,642	121,295
Property, plant and equipment, net	199,635	203,590
Goodwill	20,268	20,268
Other long-term assets	2,314	2,771

Total assets	$362,859	$347,924

Liabilities and Stockholders’ Equity
Accounts payable	$26,785	$14,288
Accrued employment costs	4,252	3,430
Current portion of long-term debt	3,000	3,000
Other current liabilities	902	1,023

Total current liabilities	34,939	21,741
Long-term debt	88,805	86,796
Deferred income taxes	39,277	42,532
Other long-term liabilities	526	397

Total liabilities	163,547	151,466
Stockholders’ equity	199,312	196,458

Total liabilities and stockholders’ equity	$362,859	$347,924

CONSOLIDATED STATEMENTS OF CASH FLOW

	Six months ended
	June 30,
	2014	2013
Operating activities:
Net income	$950	$518
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,723	8,279
Deferred income tax	1,347	(826)
Share-based compensation expense	1,032	922
Changes in assets and liabilities:
Accounts receivable, net	(10,477)	491
Inventory, net	(14,495)	(57)
Accounts payable	12,497	3,461
Accrued employment costs	822	(779)
Income taxes	433	(670)
Other, net	(402)	(715)

Net cash provided by operating activities	430	10,624
Investing activity:
Capital expenditures	(3,472)	(6,998)

Net cash used in investing activity	(3,472)	(6,998)
Financing activities:
Borrowings under revolving credit facility	45,207	45,854
Payments on revolving credit facility	(41,698)	(49,156)
Payments on term loan facility	(1,500)	—
Proceeds from the issuance of common stock	891	613
Payment of deferred financing costs	—	(487)
Purchase of treasury stock	—	(38)

Net cash provided by (used in) financing activities	2,900	(3,214)

Net (decrease) increase in cash	(142)	412
Cash at beginning of period	307	321

Cash at end of period	$165	$733